UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

ENTROPIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29807	68-0510827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

45926 Oasis Street, Indio, California 92201

(Address of principal executive offices, with zip code)

(760) 775-8333

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 26, 2004, the Company issued a press release announcing that on October 22, 2004 David M. Chapman was appointed as a new member of the Company’s Board of Directors. The Board of Directors also appointed Mr. Chapman as chairman of the Company’s Nominating and Corporate Governance Committee. Mr. Chapman will serve until the next Annual Meeting of Stockholders, or until his earlier resignation or removal. A copy of this press release is attached as Exhibit 99.1 hereto. There are no arrangements or understandings between Mr. Chapman and any other person pursuant to which Mr. Chapman was appointed to the Board of Directors. Mr. Chapman and the Company are not parties to any transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press release issued by Entropin, Inc. on October 26, 2004 announcing the appointment of David M. Chapman to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTROPIN, INC.

Date: October 26, 2004	By:	/s/ Thomas G. Tachovsky
Thomas G. Tachovsky
President and Chief Executive Officer